Exhibit 99.4

ITEM 15.	FINANCIAL STATEMENT SCHEDULE

Schedule of Valuation Allowances
(US$ 000’s)

	Bad debt and credit note provision	Deferred tax allowance

Balance at December 31, 2006	10,783	15,882
Charged to costs and expenses	1,466	9,806
Charged to other accounts (1)	(388)	2,000
Foreign exchange	691	1,208
Balance at December 31, 2007	12,552	28,896
Charged to costs and expenses	436	6,626
Charged to other accounts (1)	(1,861)	11,880
Foreign exchange	(209)	(576)
Balance at December 31, 2008	10,918	46,826
Charged to costs and expenses	8,199	(16,349)
Charged to other accounts (1)	(5,056)	29,762
Foreign exchange	32	(93)
Balance at December 31, 2009	14,093	60,146
(1) Charged to other accounts for the bad debt and credit note provision consist primarily of accounts receivable written off and opening balance of acquired companies.